Exhibit 99

FIRST BANKS, INC.
ST. LOUIS, MISSOURI

NEWS RELEASE

Contacts:	Terrance M. McCarthy	Lisa K. Vansickle
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	First Banks, Inc.	First Banks, Inc.
	(314) 854-4600	(314) 854-4600

Traded:	NYSE
Symbol:	FBSPrA – (First Preferred Capital Trust IV, an affiliated trust of First Banks, Inc.)

FOR IMMEDIATE RELEASE:

First Banks, Inc. Announces First Quarter 2014 Results
St. Louis, Missouri, May 2, 2014. First Banks, Inc. (the "Company"), the holding company of First Bank, today announced earnings of $5.4 million for the three months ended March 31, 2014, as compared to $6.7 million for the three months ended March 31, 2013. The Company's earnings are reflective of a provision for income taxes of $2.9 million and $365,000 for the three months ended March 31, 2014 and 2013, respectively.
Terrance M. McCarthy, President and Chief Executive Officer of the Company, said, “Our pre-tax earnings increased $1.1 million, or 16.1%, comparing the three months ended March 31, 2014 to the comparable period in 2013. Despite a challenging environment to grow loans, we were able to increase our loan portfolio by $33.9 million during the first quarter, which contributed to an increase in our net interest margin to 2.77% during the first quarter, as compared to 2.58% during the comparable period in 2013. Growing our loan portfolio and developing new small business and commercial relationships remains a top strategic focus for us in 2014."
Net Interest Income:
Net interest income was $36.3 million for the first quarter of 2014, in comparison to $36.8 million for the fourth quarter of 2013 and $37.9 million for the first quarter of 2013.
The net interest margin increased to 2.77% for the first quarter of 2014, from 2.57% for the fourth quarter of 2013 and 2.58% for the first quarter of 2013. The increase in net interest margin, as compared to the fourth quarter of 2013 and the first quarter of 2013, primarily resulted from growth in our loan portfolio, a reduction in the average balance of low-yielding cash and cash equivalents resulting from the sale of our Association Bank Services line of business in the fourth quarter of 2013, and an increase in the average yield earned on our investment securities. Our interest-earning assets for the first quarter of 2014 decreased to $5.32 billion, from $5.70 billion and $5.96 billion for the fourth quarter of 2013 and the first quarter of 2013, respectively, while the yield earned on our interest-earning assets increased to 3.22% for the first quarter of 2014, from 2.99% and 3.02% for the fourth quarter of 2013 and the first quarter of 2013, respectively.

Yields on interest-earning assets and costs of interest-bearing liabilities are summarized in the following table:

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Average yield on loans	4.10%	4.10%	4.32%
Average yield on investment securities	2.31	2.19	2.02
Average yield on interest-earning assets	3.22	2.99	3.02
Average cost of interest-bearing deposits	0.23	0.23	0.26
Average cost of interest-bearing liabilities	0.60	0.57	0.57
Provision for Loan Losses:
We did not record a provision for loan losses for the first quarters of 2014 and 2013. We recorded a negative provision for loan losses of $5.0 million for the fourth quarter of 2013. Net loan charge-offs were $1.2 million for the first quarter of 2014, in comparison to $3.4 million for the first quarter of 2013. Nonaccrual loans were $53.8 million at March 31, 2014, compared to $53.0 million at December 31, 2013 and $102.2 million at March 31, 2013, representing a 47.4% decrease in nonaccrual loans year-over-year.
Noninterest Income:
Noninterest income was $14.7 million for the first quarter of 2014, in comparison to $43.9 million for the fourth quarter of 2013 and $15.6 million for the first quarter of 2013. Noninterest income for the fourth quarter of 2013 includes a gain of $28.6 million related to the sale of First Bank's Association Bank Services line of business in November, 2013, after the write-off of goodwill of $18.0 million allocated to the transaction.
The gain on sale of residential mortgage loans was $865,000, $602,000 and $1.6 million for the first quarter of 2014, the fourth quarter of 2013 and the first quarter of 2013, respectively. Loan production volumes declined in our mortgage banking division and primarily resulted from a decrease in refinancing activity as new interest rate lock commitments decreased to $47.9 million for the first quarter of 2014, from $48.4 million for the fourth quarter of 2013 and $98.2 million for the first quarter of 2013.
Net gains (losses) on investment securities were $1.3 million for the first quarter of 2014, in comparison to zero for the fourth quarter of 2013 and $(416,000) for the first quarter of 2013. We sold certain investment securities during the first quarter of 2014 to fund loan growth and other corporate transactions, as further discussed below.
Net gains on sales of other real estate were $442,000 for the first quarter of 2014, in comparison to $1.2 million for the fourth quarter of 2013 and $366,000 for the first quarter of 2013.
Noninterest Expense:
Noninterest expense was $42.7 million for the first quarter of 2014, in comparison to $154.2 million for the fourth quarter of 2013 and $46.4 million for the first quarter of 2013. The decrease in noninterest expense is reflective of a lower level of expenses related to nonperforming assets and potential problem loans, the implementation of certain measures intended to improve efficiency through the reduction of operating expenses and a reduction of expenses associated with the sale of First Bank's Association Bank Services line of business and eight branches in First Bank's Northern Florida region during 2013.
We recorded goodwill impairment of $107.3 million during the fourth quarter of 2013 related to the increase in carrying value of our single reporting unit as a result of the reversal of substantially all of the valuation allowance against our deferred tax assets.
Write-downs and expenses on other real estate properties were $699,000, $940,000 and $1.5 million for the first quarter of 2014, the fourth quarter of 2013 and the first quarter of 2013, respectively. The overall reduction in these expenses during the periods is reflective of the continued reduction in the overall number and balance of other real estate properties.

Provision for Income Taxes:
The Company recorded a provision for income taxes of $2.9 million for the first quarter of 2014, compared to a benefit for income taxes of $288.2 million for the fourth quarter of 2013 and a provision for income taxes of $365,000 for the first quarter of 2013. During the fourth quarter of 2013, the Company reversed substantially all of its valuation allowance against its net deferred tax assets, previously established in 2008.
Cash and Cash Equivalents:
Cash and cash equivalents were $341.2 million at March 31, 2014, compared to $190.4 million at December 31, 2013 and $510.5 million at March 31, 2013. The increase in our cash and cash equivalents during the first quarter of 2014 primarily reflects the sale of certain securities to fund loan growth and to pay all of the cumulative deferred interest on the junior subordinated debentures relating to the Company's trust preferred securities in March 2014, as further discussed below.
Investment Securities:
Investment securities were $2.13 billion at March 31, 2014, compared to $2.35 billion at December 31, 2013 and $2.66 billion at March 31, 2013. The Company sold certain investment securities during the first quarter of 2014 to fund loan growth and other corporate transactions. The Company continues to maintain a high level of investment securities in an effort to support future loan growth opportunities.
Loans:
Loans, net of deferred loan fees, were $2.89 billion at March 31, 2014, compared to $2.86 billion at December 31, 2013 and $2.84 billion at March 31, 2013. The Company recorded loan growth during the first quarter of 2014 as a result of growth in commercial and industrial and commercial real estate production volumes.
Deposits:
Deposits were $4.84 billion at March 31, 2014, in comparison to $4.81 billion at December 31, 2013 and $5.52 billion at March 31, 2013. Growth in demand deposits of $49.7 million during the first quarter of 2014 was partially offset by reductions of time deposits of $18.4 million and savings and money market deposits of $2.8 million.
Asset Quality:
The Company reduced its overall level of nonperforming assets by $4.4 million, or 3.7%, during the first quarter of 2014, to $115.3 million at March 31, 2014, as compared to $119.7 million at December 31, 2013 and $191.2 million at March 31, 2013, representing a 39.7% decrease in nonperforming assets year-over-year. The Company's ratio of nonaccrual loans to total loans was 1.86% at March 31, 2014, as compared to 1.85% at December 31, 2013 and 3.59% at March 31, 2013. The allowance for loan losses as a percentage of nonaccrual loans was 148.37% at March 31, 2014, as compared to 153.02% at December 31, 2013 and 86.25% at March 31, 2013.
Certain asset quality metrics as of or for the quarterly periods are summarized in the following table:

	March 31, 2014	December 31, 2013	March 31, 2013
	(dollars expressed in thousands)
Provision (benefit) for loan losses	$—	(5,000)	—
Nonaccrual loans	53,805	52,956	102,221
Performing troubled debt restructurings	111,911	110,627	126,602
Other real estate	61,485	66,702	88,989
Net loan charge-offs (recoveries)	1,202	(1,756)	3,432
Ratio of:
Nonaccrual loans to loans	1.86%	1.85%	3.59%
Nonperforming assets to total assets	1.96	2.02	2.99
Allowance for loan losses to loans	2.76	2.84	3.10
Allowance for loan losses to nonaccrual loans	148.37	153.02	86.25

Regulatory Capital:
First Banks, Inc.'s regulatory capital ratios increased during the first quarter of 2014. The dividend from First Bank to the Company of $70.0 million during the first quarter of 2014, as further discussed below, resulted in a decrease in First Bank's regulatory capital ratios. First Bank is considered well capitalized under the prompt corrective action provisions of the regulatory capital standards and First Banks, Inc. is considered adequately capitalized under the regulatory capital standards established for bank holding companies. Regulatory capital ratios for First Bank and First Banks, Inc. are summarized in the following table:

	March 31, 2014	December 31, 2013	March 31, 2013
First Bank:
Total Capital Ratio	18.70%	20.12%	17.60%
Tier 1 Ratio	17.43	18.86	16.33
Leverage Ratio	11.30	11.77	9.50
First Banks, Inc.:
Total Capital Ratio	11.73	11.13	2.72
Tier 1 Ratio	6.98	6.58	1.36
Leverage Ratio	4.51	4.12	0.79
Junior Subordinated Debentures:
In January 2014, the Company received regulatory approval from the Federal Reserve Bank of St. Louis (the "FRB"), which granted First Bank the authority to pay a dividend to the Company, and the authority to the Company to utilize such funds, for the sole purpose of paying the accumulated deferred interest payments on the Company's outstanding junior subordinated debentures issued in connection with the Company's trust preferred securities. In February 2014, First Bank paid a dividend of $70.0 million to the Company. In March 2014, the Company paid interest on the junior subordinated debentures of $66.4 million to the respective trustees, for further distribution to the trust preferred securities holders on the respective interest payment dates in March and April, 2014.
The Company and First Bank must receive approval from the FRB prior to making any future interest payments on the Company's outstanding junior subordinated debentures. The Company is unable to predict whether or when the FRB will grant approval to the Company to make any such future interest payments.

FINANCIAL SUMMARY

(dollars expressed in thousands, except per share data)

(UNAUDITED)

SELECTED OPERATING DATA

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Interest income	$42,189	42,911	44,351
Interest expense	5,849	6,072	6,429
Net interest income	36,340	36,839	37,922
Provision (benefit) for loan losses	—	(5,000)	—
Net interest income after provision for loan losses	36,340	41,839	37,922
Noninterest income	14,675	43,903	15,569
Noninterest expense	42,748	154,180	46,370
Income (loss) before provision (benefit) for income taxes	8,267	(68,438)	7,121
Provision (benefit) for income taxes	2,917	(288,215)	365
Net income	5,350	219,777	6,756
Less: net (loss) income attributable to noncontrolling interest in subsidiary	(55)	66	46
Net income attributable to First Banks, Inc.	$5,405	219,711	6,710
Preferred stock dividends declared	—	1,028	4,881
Accretion of discount on preferred stock	—	918	898
Net income available to common stockholders	$5,405	217,765	931

Basic earnings per common share	$228.43	9,203.51	39.35
Diluted earnings per common share	$192.46	9,203.51	39.35

SELECTED FINANCIAL DATA

	March 31, 2014	December 31, 2013	March 31, 2013
Total assets	$5,890,559	5,918,983	6,397,735
Cash and cash equivalents	341,235	190,435	510,452
Investment securities	2,126,844	2,351,931	2,661,541
Loans, net of deferred loan fees	2,890,981	2,857,095	2,844,331
Allowance for loan losses	79,831	81,033	88,170
Deposits	4,842,431	4,813,895	5,520,527
Securities sold under agreements to repurchase	36,713	43,143	36,855
Subordinated debentures	354,229	354,210	354,153
Stockholders’ equity	497,306	488,256	297,066
Nonperforming assets	115,290	119,658	191,210

SELECTED FINANCIAL RATIOS

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net interest margin	2.77%	2.57%	2.58%
Yield on loans	4.10	4.10	4.32
Cost of interest-bearing deposits	0.23	0.23	0.26
Loan-to-deposit ratio	59.70	59.35	51.52

About First Banks, Inc.

The Company had assets of $5.89 billion at March 31, 2014 and currently operates 130 branch banking offices in California, Florida, Illinois and Missouri. Through its subsidiary bank, First Bank, the Company offers a broad range of financial products and services to consumers, businesses and other institutions. Visit the Company on the web at www.firstbanks.com.

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Financial Disclosures
The financial disclosures presented in this press release reflect numeric disclosures prior to the categorical reclassifications for Discontinued Operations. The Discontinued Operations reclassifications and related disclosures may be found in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (“SEC”) and available at the SEC's internet site (http://www.sec.gov), and such disclosures will also be presented in the Company's Quarterly Report on Form 10-Q as of and for the quarter ended March 31, 2014 upon filing with the SEC in May, 2014.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Company's plans, objectives, estimates or projections with respect to our future financial condition and earnings including the ability of the Company to remain profitable, expected or anticipated revenues with respect to our results of operations and our business, expected improvement in our net interest income and margin, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties which may cause actual results to differ materially from those contemplated in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: deterioration in the Company's loan portfolio, increased competition and its effect on pricing, spending, third-party relationships, revenues and net interest margin; changes in interest rates and overall economic conditions; and the risk of new and changing regulation. Additional factors which may cause the Company's results to differ materially from those described in the forward-looking statements may be found in the Company's Annual Report on Form 10-K, as filed with the SEC and available at the SEC's internet site. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.